                                                                  Exhibit (d)(2)

                                   Schedule A
                      to the Investment Advisory Agreement
                            between WisdomTree Trust
                      and WisdomTree Asset Management, Inc.
                             as of October 19, 2007


Name of Fund                                                           Fee
------------                                                           ---

Domestic Dividend Funds
WisdomTree  Total Dividend Fund                                        0.28%
WisdomTree  High-Yielding Equity  Fund                                 0.38%
WisdomTree Dividend Top 100 Fund                                       0.38%
WisdomTree  LargeCap Dividend Fund                                     0.28%
WisdomTree  MidCap Dividend Fund                                       0.38%
WisdomTree  SmallCap Dividend  Fund                                    0.38%

Domestic Earnings Funds
WisdomTree Total Earnings Fund                                         0.28%
WisdomTree Earnings 500 Fund                                           0.28%
WisdomTree MidCap Earnings Fund                                        0.38%
WisdomTree SmallCap Earnings Fund                                      0.38%
WisdomTree Earnings Top 100 Fund                                       0.38%
WisdomTree Low P/E Fund                                                0.38%


International Dividend Funds
WisdomTree  DEFA  Fund                                                 0.48%
WisdomTree  DEFA High-Yielding Equity Fund                             0.58%
WisdomTree  Europe Total Dividend Fund                                 0.48%
WisdomTree  Europe High-Yielding Equity Fund                           0.58%
WisdomTree  Europe SmallCap Dividend Fund                              0.58%
WisdomTree Japan Total Dividend Fund                                   0.48%
WisdomTree  Japan High-Yielding Equity Fund                            0.58%
WisdomTree Japan SmallCap Dividend Fund                                0.58%
WisdomTree  Pacific ex-Japan Dividend Fund                             0.58%
WisdomTree  Pacific ex-Japan High-Yielding Equity Fund                 0.58%
WisdomTree  International Dividend Top 100  Fund                       0.58%
WisdomTree  International LargeCap  Dividend Fund                      0.48%
WisdomTree International MidCap Dividend Fund                          0.58%
WisdomTree  International SmallCap Dividend Fund                       0.58%
WisdomTree International Real Estate Fund                              0.58%
WisdomTree Emerging Markets High-Yielding Equity Fund                  0.63%
WisdomTree Emerging Markets SmallCap Dividend Fund                     0.63%


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                                      -2-

                                   Schedule A
                      to the Investment Advisory Agreement
                            between WisdomTree Trust
                      and WisdomTree Asset Management, Inc.
                             as of October 19, 2007

International Sector Funds
WisdomTree International Basic Materials Sector Fund                   0.58%
WisdomTree International Communications Sector Fund                    0.58%
WisdomTree International Consumer Cyclical Sector Fund                 0.58%
WisdomTree International Consumer Non-Cyclical Sector Fund             0.58%
WisdomTree International Energy Sector Fund                            0.58%
WisdomTree International Financial Sector Fund                         0.58%
WisdomTree International Health Care Sector Fund                       0.58%
WisdomTree International Industrial Sector Fund                        0.58%
WisdomTree International Technology Sector Fund                        0.58%
WisdomTree International Utilities Sector Fund                         0.58%


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